                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            NTN Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                            NTN COMMUNICATIONS, INC.
                              5966 LA PLACE COURT
                           CARLSBAD, CALIFORNIA 92008
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 7, 2000
                             ---------------------

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "Special Meeting") of NTN Communications, Inc. will be held at the Olympic Resort Hotel, 6111 El Camino Real, Carlsbad, California, at 10:00 A.M. local time, on January 7, 2000, for the following purposes, as more fully described in the attached Proxy Statement:

     1. To vote upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized number of shares of the Company's capital stock;

     2. To vote upon a proposal to amend the Company's 1995 Stock Option Plan to increase the aggregate number of shares of Common Stock that may be issued under the plan; and

     3. To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on November 15, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting or at any adjournment thereof.

     You are cordially invited to attend the Special Meeting in person. In order to ensure your representation at the meeting, however, please promptly complete, date, sign, and return the enclosed proxy in the accompanying envelope. The prompt return of your proxy will help to save expenses involved in further communication. Your proxy can be revoked as described in the Proxy Statement and will not affect your right to vote in person should you decide to attend the Special Meeting.

                                            By Order of the Board of Directors

                                            /s/ KENDRA BERGER

                                            Kendra Berger
                                            Secretary

Carlsbad, California

December 3, 1999

                            NTN COMMUNICATIONS, INC.
                              5966 LA PLACE COURT
                           CARLSBAD, CALIFORNIA 92008
                             ---------------------

                                PROXY STATEMENT

                   SPECIAL MEETING TO BE HELD JANUARY 7, 2000
                             ---------------------

                            SOLICITATION AND VOTING

GENERAL


     The accompanying proxy is solicited by the Board of Directors of NTN Communications, Inc. ("NTN" or the "Company") for use at a special meeting of stockholders to be held at the Olympic Resort Hotel, 6111 El Camino Real, Carlsbad, California, at 10:00 A.M., local time, on January 7, 2000, and at any adjournment or postponement thereof (the "Special Meeting"). The accompanying proxy names V. Tyrone Lam and Kendra Berger as proxies for purposes of the Special Meeting. This Proxy Statement, together with the accompanying proxy, is first being mailed to stockholders on or about December 7, 1999.


     All shares of common stock of NTN represented by a properly completed proxy received in time for the Special Meeting will be voted by the proxy holders as directed in the proxy. If no direction is given in the proxy, it will be voted "FOR" the proposals set forth in this Proxy Statement. With respect to any other item of business that may come before the Special Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

REVOCABILITY OF PROXIES

     A proxy may be revoked at any time before it has been exercised by giving written notice of revocation to the Secretary of NTN, by executing and delivering to the Secretary a proxy dated as of a later date, or by attending the Special Meeting and voting in person. If, however, your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Special Meeting, you must obtain from the record holder a proxy issued in your name. Attendance at the Special Meeting, by itself, will not serve to revoke a proxy.

VOTING SECURITIES

     NTN has one class of voting stock outstanding, designated common stock, $.005 par value per share ("Common Stock"). Each share of Common Stock is entitled to one vote for each matter to be voted on at the Special Meeting. Only holders of record of Common Stock at the close of business on November 15, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. There were 28,943,917 shares of Common Stock outstanding as of the Record Date. The presence, in person or by proxy, at the Special Meeting of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Special Meeting. All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate the affirmative and negative votes, abstentions and broker non-votes.

     Proposal 1 will be approved if a majority of the shares outstanding vote in favor of the matter, and Proposal 2 will be approved if a majority of the shares present, in person or by proxy, vote in favor of the matter. Abstentions will be counted for purposes of determining the presence of a quorum and will have the same effect as negative votes. Broker non-votes also will count towards establishing a quorum. Broker non-votes will have the same effect as negative votes for Proposal 1, but will not affect the outcome of Proposal 2.

SOLICITATION

     The cost of soliciting proxies will be borne by NTN. This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians and other nominees to beneficial owners of shares of Common Stock. NTN may reimburse such parties for their expenses in forwarding solicitation materials to beneficial owners. Directors, officers or regular employees of NTN may follow up the mailing to stockholders by telephone, telegram or personal solicitations, but no special or additional compensation will be paid to directors, officers or employees for doing so.

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholder proposals intended to be included in NTN's proxy materials for the 2000 annual meeting of stockholders of NTN must be received by April 1, 2000. Such proposals should be addressed to the Secretary of NTN.

     With respect to any stockholder proposals to be presented at the 2000 annual meeting which are not included in the 2000 proxy materials, management proxies for the 2000 meeting will be entitled to exercise their discretionary authority to vote on such proposals notwithstanding that they are not discussed in the proxy materials unless the proponent notifies NTN of such proposal by not later than June 15, 2000.

                                   PROPOSAL 1

                AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE
                    OF INCORPORATION TO INCREASE THE NUMBER
                     OF SHARES OF AUTHORIZED CAPITAL STOCK

     The Board of Directors believes the current capital structure does not provide sufficient flexibility for the potential future needs of the Company. Therefore, the Board has unanimously approved an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 50,000,000 to 70,000,000 in the following form.


        RESOLVED, that Article IV of the Restated Certificate of
        Incorporation of NTN Communications, Inc. be, and it hereby is, amended and restated in part to read as follows:


                                   ARTICLE IV

             The total number of shares of stock which the corporation shall have authority to issue is 80,000,000 shares, of which 70,000,000 shares shall be Common Stock, par value $.005 per share, and 10,000,000 shall be Preferred Stock, par value $.005 per share.

     The Board of Directors recommends such amendment to the Company's stockholders for adoption. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. At November 15, 1999, 28,943,917 shares were issued and outstanding, 6,986,667 shares were subject to outstanding options, 517,500 shares were available for future issuance pursuant to all of the Company's stock option plans, 3,501,466 shares were issuable upon exercise of warrants and 4,637,516 shares were issuable upon conversion of the Company's 7% Convertible Senior Subordinated Notes issued in January, 1999, leaving a balance of 5,412,934 authorized shares.

PURPOSE AND EFFECT OF THE AMENDMENT

     The principal purpose of the proposed Amendment is to authorize additional shares of Common Stock which will be available in the event that the Board of Directors determines that it is necessary or appropriate, among other things, to raise additional capital through the sale of securities.

     If the proposed Amendment is adopted, the aggregate number of authorized shares of Common Stock will be increased from 50,000,000 shares to 70,000,000 shares. If the Proposal were adopted, based on the balance of authorized shares as of November 15, 1999, 25,412,934 shares would be available for future issuance by the Board of Directors without any stockholder approval, except in accordance with the requirements of the American Stock Exchange or the Delaware General Corporation Law. If the Proposal is not approved, the number of authorized shares will remain the same and management will have limited flexibility to meet the potential future needs of the Company.

     There will be no change in the voting rights, liquidation rights, preemptive rights or any other stockholder rights as a result of the proposed Amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

VOTE REQUIRED FOR APPROVAL

     Adoption of the amendment to the Company's Restated Certificate of Incorporation to authorize additional shares of Common Stock requires the approval of a majority of the shares outstanding. Unless otherwise marked, all properly signed and returned proxies will be voted FOR Proposal No. 1.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATION OF INCORPORATION.

                                   PROPOSAL 2

               AMENDMENT OF THE COMPANY'S 1995 STOCK OPTION PLAN

     The 1995 Stock Option Plan was adopted by the Board of Directors in November 1994 and was subsequently approved by the Company's stockholders at the annual meeting of Stockholders in July 1995. As originally adopted, the 1995 Option Plan authorized the issuance of options to purchase 2,000,000 shares of Common Stock, plus such additional number of shares of Common Stock as were subject to options outstanding as of the effective date of the 1995 Option Plan under the Company's 1985 Incentive Option Plan and its 1985 Nonqualified Stock Option Plan (collectively, the "1985 Plans"), which subsequently expire or are terminated without being exercised. As of the effective date of the 1995 Stock Option Plan, a total of 2,818,930 shares were subject to outstanding options under the 1985 Plans.

     In June 1996, an amendment to the 1995 Stock Option Plan to increase the aggregate number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares was adopted by the Board of Directors and was subsequently approved by the Company's Stockholders in August 1996.

     In November 1999, the Board of Directors of the Company unanimously approved a second amendment to the 1995 Stock Option Plan to increase the aggregate number of shares of Common Stock reserved for issuance thereunder by 5,000,000 shares. The Board has unanimously approved a second amendment to the Company's 1995 Stock Option Plan in the following form.

        RESOLVED, that Section 1.4 of the NTN Communications, Inc. 1995 Stock Option Plan be, and it hereby is, amended and restated in part to read as follows:

        The cumulative aggregate number of shares of Common Stock to be issued under the 1995 Option Plan will not exceed 9,000,000 (plus up to 2,818,930 additional shares subject to options outstanding under the 1985 Incentive Stock Option Plan and the 1985 Nonqualified Stock Option Plan as of the effective date of this Plan without being exercised), subject to adjustment as described below.

PURPOSE AND EFFECT OF THE AMENDMENT

     As of November 15, 1999, the Company had granted to officers and other employees options to purchase a total of 6,282,500 shares of Common Stock under the 1995 Option Plan. As a result, as of November 15, 1999, there were 517,500 shares of Common Stock available for the future grant of options under the 1995 Option Plan.

Management believes that the availability of an adequate number of shares of Common Stock for grant under the 1995 Stock Option Plan is essential to enable the Company to attract and retain qualified officers and other key employees of the Company. The principal purpose of the proposed amendment is to increase the number of authorized shares for such future grants.

DESCRIPTION OF THE 1995 STOCK OPTION PLAN

     The directors, officers and other employees of the Company and non-employee consultants, advisors and other persons who provide significant services for or on behalf of the Company are eligible to participate in the 1995 Option Plan. Under the 1995 Stock Option Plan, the Company may grant both incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that do not qualify for incentive treatment under the Code ("Nonstatutory Options").

     The 1995 Option Plan is to be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") consisting of two or more members of the Board, who may or may not be "disinterested persons" within the meaning of Rule 16b-3 under the Securities amended ("Rule 16b-3"). The Board of Directors currently is administering the 1995 Option Plan. References herein to the "Committee" include the Board of Directors if it is then administering the 1995 Option Plan.

     The exercise price of each Incentive Stock Option granted under the 1995 Option Plan will be determined by the Committee, but will be not less than 100% of the "Fair Market Value" (as defined in the 1995 Option Plan) of Common Stock on the date of grant (or 110% of Fair Market Value in the case of an employee who at the time owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The exercise price of each Nonstatutory Option will be determined by the Committee, but will not be less than 50% of the Fair Market Value of Common Stock on the date of grant. Whether an option granted under the 1995 Option Plan is intended to be an Incentive Stock Option or a Nonstatutory Stock Option will be determined by the Committee at the time the Committee acts to grant the option and set forth in the related Stock Option Agreement.

     The Board or the Committee may at any time suspend, amend or terminate the 1995 Option Plan and may, with the consent of an optionee, make such modifications of the terms and conditions of such optionee's option as it deems advisable. Without approval of the Company's stockholders given within twelve months before or after the action by the Committee, however, no action of the Board or the Committee may increase the maximum number of shares which may be issued under the 1995 Option Plan, materially modify the 1995 Option Plan's eligibility requirements, reduce the 1995 Option Plan's minimum stock option exercise price requirements or extend the limit on the period during which options may be granted. The amendment, suspension or termination of the 1995 Option Plan will not, however, without the consent of the optionee to be affected, alter or impair any rights or obligations under any option.

     Unless earlier terminated by the Board or the Committee, the 1995 Option Plan will terminate automatically as of the close of business on the day preceding the tenth anniversary date of its adoption by the Board. The termination of the 1995 Option Plan will not affect the validity of any option outstanding at the date of such termination.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options granted under the 1995 Option Plan will be afforded favorable federal income tax treatment under the Code. If an option is treated as an Incentive Stock Option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee's sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

     All other options granted under the 1995 Option Plan will be Nonstatutory Options and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a Nonstatutory Option. However, upon exercise of the Nonstatutory Option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. Recently enacted legislation provides for reduced tax rates for long-term capital gains based on the taxpayer's income and the length of the taxpayer's holding period.

     The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee's death.

VOTE REQUIRED FOR APPROVAL

     Approval of the amendment to the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock that may be issued thereunder requires the approval of a majority of the shares present, in person or by proxy, at the special meeting and entitled to vote with respect to the amendment. Unless otherwise marked, all properly signed and returned proxies will be voted FOR Proposal No. 2.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of October 30, 1999 the number and percentage ownership of Common Stock by (i) all persons known to NTN to own beneficially more than 5% of the outstanding shares of Common Stock based upon reports filed by each such person with the Securities and Exchange Commission ("Commission"), (ii) each director and nominee for director of NTN, (iii) the chief executive officer and one other executive officer that received compensation in excess of $100,000 during 1998, who continued to serve as officers as of October 30, 1999, and (iv) all of the executive officers and directors of NTN as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares of Common Stock shown. An asterisk denotes beneficial ownership of less than 1%.

                                                       BENEFICIALLY OWNED     PERCENT OF
                        NAME                            NUMBER OF SHARES    COMMON STOCK(1)
                        ----                           ------------------   ---------------
Stanley B. Kinsey(2).................................        198,667                *
Robert M. Bennett(3).................................        224,334                *
Barry Bergsman(4)....................................        105,333                *
Donald C. Klosterman(5)..............................        903,749              3.1%
Esther L. Rodriguez(6)...............................        120,100                *
V. Tyrone Lam(7).....................................        192,707                *
Gary Arlen...........................................             --                *
Vincent A. Carrino...................................      1,941,200              6.7%
All executive officers and directors of NTN as a
  group (10 persons)(8)..............................      3,703,800             12.8%

---------------

(1) Included as outstanding for purposes of this calculation are 28,833,035 shares of Common Stock (the amount outstanding as of November 15, 1999) plus, in the case of each particular holder, the shares of Common

    Stock subject to currently exercisable options, warrants, or other instruments exercisable for or convertible into shares of Common Stock (including such instruments exercisable within 60 days after October 30, 1999) held by that person, which instruments are specified by footnote. Shares issuable as part or upon exercise of outstanding options, warrants, or other instruments other than as described in the preceding sentence are not deemed to be outstanding for purposes of this calculation.

(2) Includes 110,000 shares subject to currently exercisable options held by Mr. Kinsey.

(3) Includes 100,000 shares subject to currently exercisable options held by Mr. Bennett.

(4) Includes 33,000 shares subject to currently exercisable warrants and 33,333 shares subject to currently exercisable options held by Mr. Bergsman.

(5) Includes 200,000 shares subject to currently exercisable warrants and 150,000 shares subject to currently exercisable options held by Mr. Klosterman.

(6) Includes 66,667 shares subject to currently exercisable options held by Ms. Rodriguez. Also includes 1,000 shares owned by the Rodriguez Family Trust, of which Ms. Rodriguez is a co-trustee with members of her immediate family. As co-trustee, Ms. Rodriguez shares voting and investment power with respect to the shares.

(7) Shares subject to currently exercisable options held by Mr. Lam.

(8) Includes 652,707 shares subject to currently exercisable options and 233,000 shares subject to currently exercisable warrants held by executive officers and directors, including those described in notes (2) through (7) above.

                                 OTHER MATTERS

     NTN WILL FURNISH, WITHOUT CHARGE, TO EACH PERSON TO WHOM THIS PROXY STATEMENT IS BEING SENT A COMPLETE COPY OF NTN'S ANNUAL REPORT ON FORM 10-K (OTHER THAN EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998. WRITTEN REQUESTS FOR THE FORM 10-K SHOULD BE DIRECTED TO MS. KENDRA BERGER, CORPORATE SECRETARY, AT NTN'S OFFICES. TELEPHONE REQUESTS MAY BE DIRECTED TO MS. BERGER AT
(760) 438-7400.

     Management of NTN does not know of any matter to be acted upon at the Special Meeting other than the matters described above. If any other matter properly comes before the Special Meeting, however, the proxy holders will vote the proxies in accordance with their best judgment.

                                            By Order of the Board of Directors

                                            /s/ KENDRA BERGER

                                            Kendra Berger
                                            Secretary

Carlsbad, California

December 3, 1999

                            NTN COMMUNICATIONS, INC.
                               5966 La Place Ct.
                                   Suite 100
                           Carlsbad, California 92008

       ------------------------------------------------------------------
          This Proxy is Solicited on Behalf of the Board of Directors.
       ------------------------------------------------------------------

  The undersigned hereby appoints V. Tyrone Lam and Kendra Berger, and each or either of them, as proxy holders with power to appoint his substitute, and hereby authorizes the proxy holders to represent and vote, as designated on the reverse side, all shares of Common Stock of NTN Communications, Inc. (the "Company") held of record by the undersigned on November 15, 1999, at the special meeting of stockholders to be held on January 7, 2000 or any adjournment thereof.


                (Continued and to be signed on the reverse side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!


                        Special Meeting of Stockholders
                            NTN COMMUNICATIONS, INC.


                                January 7, 2000


                Please Detach and Mail in the Envelope Provided

A /X/ Please mark your
      votes as in this
      example.


                                                                               FOR  AGAINST  ABSTAIN
                                  1. Proposal to amend the Company's           / /    / /      / /
                                     Restated Certificate of incorporation to
                                     increase the authorized number of
                                     shares of the Company's capital stock:

                                                                               FOR  AGAINST  ABSTAIN
                                  2. Proposal to amend the Company's 1995      / /    / /      / /
                                     Stock Option Plan to increase the
                                     number of shares of Common Stock that
                                     may be issued under the plan:




SIGNATURE(S)              DATE           SIGNATURE(S)              DATE
            -------------     ----------             -------------     ---------
NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized partner.